                                                               Exhibit B

                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of March 19, 2000 (the "Agreement"), by and between Ocular Sciences, Inc., a Delaware corporation
 ---------
("Issuer"), and Wesley Jessen VisionCare, Inc., a Delaware corporation
  ------
("Grantee").
  -------

                  WHEREAS, Issuer, Grantee and OSI Acquisition Corp., a Delaware corporation ("Sub"), which is a direct wholly owned subsidiary of Grantee,
              ---
propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein
             ----------------
shall have the meanings set forth in the Merger Agreement), providing for, among other things, a merger (the "Merger") of Sub with and into Issuer;
                             ------

                  WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the WJ Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to issue to Grantee the Option (as defined below); and

                  WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to issue to Issuer an option to purchase shares of Grantee's common stock under the WJ Stock Option Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

                  1. Grant of Options. Subject to the terms and conditions set
                     ----------------
forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 4,577,830 shares (the "Option Shares") of common
 ------
stock, par value $0.001 per share, of Issuer (the "Shares") (being 19.9% of the number of Shares outstanding on March 19, 2000 before such issuance), at a purchase price of $16.94 per Option Share (such price, as adjusted if applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as set forth herein.

                  2. Exercise of Option. (a) Grantee may exercise the Option, in
                     ------------------
whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 6 months after the first occurrence of a Purchase Event (or if, at the expiration of such 6-months after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed, but in no event under this clause (ii) later than the first anniversary of the Purchase Event),

(iii) termination of the Merger Agreement under circumstances which do not and cannot result in Grantee's becoming entitled to receive termination fees from Issuer pursuant to Section 7.2(c) of the Merger Agreement; and (iv) 12 months after the termination of the Merger Agreement under circumstances which could result in Grantee's becoming entitled to receive termination fees from Issuer pursuant to Section 7.2(c)(A) of the Merger Agreement, unless during such 12-month period, a Purchase Event shall occur. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

                  (b) As used herein, a "Purchase Event" means an event the
                                         --------------
result of which is that the total fee or fees required to be paid by Issuer to Grantee pursuant to Section 7.2(c) of the Merger Agreement equals $20 million.

                  (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the "Exercise Notice"; the date of which
                                            ---------------
being herein referred to as the "Notice Date") specifying (i) the total number
                                 -----------
of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from such Notice Date for the closing of such purchase (a "Closing"; and
                                                                -------
the date of such Closing, a "Closing Date"); provided that such closing shall be
                             ------------
held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act), (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed) and (C) any prior notification to or approval of any other regulatory authority in the United States or elsewhere required in connection with such purchase shall have been made or obtained, other than those which if not made or obtained would not reasonably be expected to result in a significant detriment to the Grantee and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole. If the Closing cannot be consummated by reason of a restriction set forth in clause (A), (B) or (C) above, notwithstanding the provisions of Section 2(a), the Closing shall be held within 5 business days following the elimination of such restriction.

                  3. Payment and Delivery of Certificates. On each Closing Date,
                     ------------------------------------
Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, charges or encumbrances ("Liens"), and Grantee shall deliver to Issuer a
                                 -----
letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

                  (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 19, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

                  4. Authorized Stock. Issuer hereby represents and warrants to
                     ----------------
Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, Shares necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The Shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

                  5. Purchase Not for Distribution. Grantee hereby represents
                     -----------------------------
and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

                  6. Adjustment upon Changes in Capitalization, etc. (a) In the
                     ----------------------------------------------
event of any change in Shares by reason of reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend, dividend payable in any other securities, or any similar event, the type and number of Shares or securities subject to the Option, and the Purchase Price therefor (including for purposes of repurchase thereof pursuant to Section 7), shall be adjusted appropriately, and proper provisions shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of Shares subject to the Option shall be adjusted so that immediately prior to such issuance, it equals 19.9% of the number of Shares then issued and outstanding. In no event shall the number of Shares subject to the Option exceed 19.9% of the number of Shares issued and outstanding at the time of exercise (without giving effect to any shares subject or issued pursuant to the Option).

                  (b) Without limiting the foregoing, whenever the number of Option Shares purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price per Option Share shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which is equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Option Shares purchasable after the adjustment.

                  (c) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Option Shares had the Option been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable. Issuer shall take such steps in connection with such consolidation, merger, liquidation or other such transaction as may be reasonably necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

                  7. Repurchase of Option. (a) Notwithstanding the provisions of
                     --------------------
Section 2(a), at any time commencing upon the first occurrence of a Purchase Event and ending upon termination of this Option in accordance with Section 2, Issuer (or any successor entity thereof) shall at the request of Grantee (any such request, a "Cash Exercise Notice"), repurchase from Grantee the Option or a
                 --------------------
portion thereof (if and to the extent not previously exercised or terminated) at a price which, subject to Section 10 below, is equal to the excess, if any, of
(x) the Applicable Price (as defined
below) as of the Section 7 Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by all or such portion of the Option Shares subject to the Option as the Grantee shall specify in the Cash Exercise Notice (the "Option Repurchase Price").
                                                -----------------------

                  (b) Notwithstanding the provisions of Section 2(a), at any time following the occurrence of a Purchase Event, Issuer (or any successor entity thereof) may, at its election, repurchase the Option (if and to the extent not previously exercised or terminated) at the Option Repurchase Price; provided that the aggregate number of Option Shares as to which the Option may be repurchased shall not exceed 3,051,887. For purposes of this Agreement, an exercise of the Option shall be deemed to occur on the Closing Date and not on the Notice Date relating thereto.

                  (c) In connection with any exercise of rights under this
Section 7, Issuer shall, within 5 business days after the Section 7 Request Date, pay the Option Repurchase Price in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option. Upon receipt by the Grantee of the Option Repurchase price, the obligations of the Issuer to deliver Option Shares pursuant to Section 3 of this Agreement shall be terminated with respect to the number of Option Shares specified in the Cash Exercise Notice or the number of Option Shares as to which the Option is repurchased under Section 7(b).

                  (d) For purposes of this Agreement, the following terms have the following meanings:

                       (i) "Applicable Price", as of any date, means the highest
                            ----------------
                       of (A) the highest price per Share paid or proposed to be paid by any third party for Shares or the consideration per Share received or to be received by holders of Shares, in each case pursuant to any Acquisition Proposal for or with Issuer made on or prior to such date or (B) the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if the Shares are not quoted on
                                ------
                       Nasdaq, on the principal trading market on which such Shares are traded as reported by a recognized source during the 10 trading days preceding such date. If the consideration to be offered, paid or received pursuant to the foregoing clause (A) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer.

                       (ii) "Section 7 Request Date" means the date on which
                             ----------------------
                       Issuer or Grantee, as the case may be, exercises its rights under this Section.

                  8. Registration Rights. Issuer shall, if requested by Grantee
                     -------------------
or any Subsidiary of the Grantee which is the owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period at least 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for a period of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer (but in no event shall Issuer exercise such postponement right more than once in any 12-month period). Any registration statement prepared and filed under this
Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Shares for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer and the Owners shall each reduce on a pro rata basis the Shares to be included therein on their respective behalf. In connection with any registration pursuant to this Section 8, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

                  9. Additional Covenants of Issuer. (a) If Shares or any other
                     ------------------------------
securities to be acquired upon exercise of the Option are then quoted on Nasdaq or listed on any securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Options on Nasdaq or any securities exchange or market or which such Shares are traded and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

                  (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to permit the exercise of the Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing pursuant to the HSR Act and any other applicable law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                  (c) Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by it.

                  (d) Issuer shall take all such steps as may be required to cause any acquisitions or dispositions by Grantee (or any affiliate who may become subject to the reporting requirements of Section 16(a) of the Exchange
Act) of any Shares acquired in connection with this Agreement (through conversion or exercise of the Option or otherwise) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                  10. Limitation of Grantee Profit. (a) Notwithstanding any
                      ----------------------------
other provision in this Agreement, in no event shall Grantee's Total Profit (as defined below) exceed $25.0 million (the "Maximum Profit") and, if it otherwise
                                          --------------
would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of Shares subject to the Option, (ii) deliver to Issuer for cancellation Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of any Notice Date, result in a Notional Total Profit (as defined below) of more than the Maximum Amount and, if exercise of the Option otherwise would result in the Notional Total Profit exceeding such amount, Grantee, at its discretion, may (in addition to any of the actions specified in Section 10(a) above) (i) reduce the number of Shares subject to the Option or (ii) increase the Purchase Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Maximum Profit; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1 hereof.

                  (c) For purposes of this Agreement, "Total Profit" shall mean:
                                                       ------------
(i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 7, plus (C) any termination fee paid by Issuer and received by Grantee pursuant to Section 7.2(b) of the Merger Agreement, minus (ii) the amounts of any cash previously paid by Grantee to Issuer pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 10.

                  (d) For purposes of this Agreement, "Notional Total Profit"
                                                       ---------------------
with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall mean the Total Profit determined as of the Notice Date assuming that the Stock Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares previously acquired upon exercise of the Option and held by Grantee as of such date, were sold for cash at the closing price per Share on Nasdaq as of the close of business on the preceding trading day (less customary brokerage commissions).

                  (e) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any termination fee provided for in Section 7.2(b) of the Merger Agreement provided that if and to the extent the Total Profit received by the Grantee would exceed the Maximum Profit following the receipt of such payment, Grantee shall be obligated to promptly comply with the terms of Section 10(a).

                  (f) For purposes of Section 10(a) and clause (ii) of Section 10(c), the value of any Option Shares delivered by Grantee to Issuer shall be the Applicable Price of such Option Shares.

                  11. Loss, Theft, Etc. of Agreement. This Agreement (and the
                      ------------------------------
Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. The terms "Agreement" and "Option" as
                                                   ---------       ------
used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  12. Miscellaneous.
                      -------------

                  (a) Expenses. Except as otherwise provided in Section 9 hereof
                      --------
or in the Merger Agreement, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may
                      --------------------
be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) Entire Agreement; No Third-Party Beneficiary;
                      ---------------------------------------------
Severability. Except as otherwise set forth in the Merger Agreement, this
------------
Agreement, together with the Merger Agreement and the WJ Stock Option Agreement
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of Shares as provided in Sections 2 and 7, as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible without any amendment or modification hereof.

                  (d) Governing  Law. THIS  AGREEMENT  SHALL BE GOVERNED AND
                      --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES).

                  (e)  Descriptive  Headings.  The  descriptive  headings
                       ---------------------
contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

                  (g) Counterparts. This Agreement and any amendments hereto may
                      ------------
be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Grantee may not, without the prior written
                      ----------
consent of Issuer (which shall not be unreasonably withheld), assign this Agreement or the Option to any other person. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Representations and Warranties. The representations and
                      ------------------------------
warranties contained in Sections 3.1(a)(i) and 3.2(a)(i) of the Merger Agreement, and, to the extent they relate to this Agreement, in Sections 3.2(b),
(c), (f) and (g) and Section 3.1(c) of the Merger Agreement, are incorporated herein by reference.

                  (j) Further Assurances. In the event of any exercise of the
                      ------------------
Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (k) Enforcement. The parties agree that irreparable damage
                      -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  (l) Captions. The Article, Section and paragraph captions
                      --------
herein are for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  (m) Confidentiality Agreement. Issuer hereby waives the
                      -------------------------
restrictions on Grantee's acquisition of Shares contained in the Confidentiality Agreement to the extent necessary to permit Grantee to exercise the Option and purchase the Option Shares as herein provided.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of March 19, 2000.


                                         OCULAR SCIENCES, INC.

                                         By:    /s/  John D. Fruth
                                             -------------------------------
                                                     John D. Fruth
                                                     Chairman


                                         WESLEY JESSEN VISIONCARE, INC.


                                         By:     /s/ Edward J. Kelley
                                             -------------------------------
                                                     Edward J. Kelley
                                                     Chief Financial Officer